SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2004

VECTOR GROUP LTD.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 579-8000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On July 13, 2004, our indirect wholly owned subsidiary, VT Roxboro LLC, completed the sale of its Timberlake, North Carolina manufacturing facility, along with all equipment, to U.S. Flue-Cured Tobacco Growers, Inc., an affiliate of the Flue-Cured Tobacco Cooperative Stabilization Corporation, for $25.8 million. Vector Tobacco Inc. ceased production in the Timberlake facility on December 31, 2003, when production of its cigarette brands was moved to Liggett Group Inc.’s state-of-the-art manufacturing facility in Mebane, North Carolina. Approximately $5.2 million of the proceeds from the sale were used to retire debt secured by the Timberlake property.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ Joselynn D. Van Siclen
Joselynn D. Van Siclen
Vice President and Chief Financial Officer

Date: July 14, 2004